Exhibit 3.1.1 Articles of Incorporation Greenwood Hall, Inc. previously Divio Holdings, Corp.

Articles of Incorporation
(Pursiant to NRS Chapter 78)

Filed in the Office of	Document Number: 20120133875-52
Ross Miller	Filing Date and Time: 02/27/2012 12:29 PM
Secretary of State	Entity Number: E0109262012-8
State of Nevada

Use Black Ink Only – Do Not Highlight	(This document was filed electronically.) Above Space is for Office Use Only

1. Name of Corporation:	DIVIO HOLDINGS, CORP.
2. Registered Agent for Service of	☒ Commercial Registered Agent	INCORP SERVICES, INC. Name
Process: (check only one box)	☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
NEVADA
	Street Address		City			Zip Code
NEVADA
	Mailing Address (if different from street address)		City			Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Shares with par value:	75000000	Par Value per share:	$ 0.0010	Number of shares without par value:	0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18	1) EVGENY DONSKOY – SEE ATTACHED Name			HENDERSON City	NV State	89074-7722 Zip Code
years of age; attach additional page if	2360 CORPORATE CIRCLE – S Street Address
more than two directors/trustees)	2) Name Street Address			City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: ANY LEGAL PURPOSE
6. Name, Address and Signature of		☒ INCORP SERVICES, INC.
Incorporator: (attach additional	INCORP SERVI-SEE ATTACHED Name	Incorporator Signature
page if more than one incorporator)	2360 CORPORATE CIRCLE – S Address	HENDERSON City	NV State	89074-7722 Zip Code
7. Certificate of Acceptance of	I hereby accept appointment as Registered Agent for the above named Entity.			2/27/2012
Appointment of	☒ INCORP SERVICES, INC.			Date
Registered Agent:	Authorized Signature of Registered Agent or on Behalf of Registered Agent Entity

Articles of Incorporation
(Pursuant to NRS Chapter 78)
Continued
Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	DIVIO HOLDINGS, CORP.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	INCORP SERVICES, INC.
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	Not Applicable

ADDITIONAL	Directors/Trustees
Name: EVGENY DONSKOY
Address: 2360 CORPORATE CIRCLE – SUITE 400
City: HENDERSON
State: NV
Zip Code: 89074-7722

ADDITIONAL	Incorporators
Name: INCORP SERVICES, INC.
Address: 2360 CORPORATE CIRCLE – SUITE 400
City: HENDERSON
State: NV
Zip Code: 89074-7722

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that DIVIO HOLDINGS< CORP., did on February 27, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified by: Electronic Filing Certificate Number: C20120227-2266 You may verify this certificate online at http://www.nvsos.gov/	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 27, 2012. ROSS MILLER Secretary of State